AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10,
1997
                                      Registration Statement No.: 333-02127

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             ________________

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                             ________________

                     THE MAY DEPARTMENT STORES COMPANY
          (Exact Name of Registrant as Specified in its Charter)

         Delaware                         43-1104396
(State or Other Jurisdiction (I.R.S. Employer Identification No.)
Incorporation)

611 Olive Street, St. Louis, Missouri           63101-1799
(Address of Principal Executive Offices)        (Zip Code)

                         PAYLESS SHOESOURCE, INC.
                            PROFIT SHARING PLAN
                         (Full Title of the Plan)

                         Richard A. Brickson, Esq.
                     THE MAY DEPARTMENT STORES COMPANY
                             611 Olive Street
                      St. Louis, Missouri 63101-1790
                  (Name and Address of Agent for Service)

                               (314) 342-6300
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
Title of    Amount to be  Proposed        Proposed  Amount of
Securities  Registered    Maximum         Maximum   Registration
Being                     Offering Price  Offering  Fee
Registered                Per Share       Price

N/A*            N/A*          N/A*          N/A*       N/A*

*No additional securities are to be registered and the registration fees were paid at the time the original Registration
Statement was filed (No. 333-02127). Therefore, no further registration fee is required.

                     THE MAY DEPARTMENT STORES COMPANY
                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                    REGISTRATION STATEMENTS ON FORM S-8


                             Supplemental Note


      This Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-02127 ("Registration Statement") is being filed by The May Department Stores Company, a Delaware corporation (the "Registrant"), to deregister shares registered by The May Department Stores Company, a New York corporation ("May NY"). Registrant became the successor to May NY in a reincorporation from New York to Delaware pursuant to a statutory share exchange. At the shareowners annual meeting on May 24, 1996, the shareowners approved the change of the state of incorporation from New York to Delaware. The reincorporation in Delaware was accomplished by means of a statutory share exchange, whereby each share of common stock of May NY (and associated preferred stock purchase right) outstanding prior to the filing of a "Certificate of Exchange" by The Department of State of the State of New York was exchanged for one share of common stock of Registrant (and associated preferred stock purchase right). As a result of the share exchange, May NY became a wholly owned subsidiary of Registrant, and Registrant became the publicly traded company.

      Of the 12,000 shares of Common Stock of the Registrant registered on the Registration Statement, the Payless ShoeSource, Inc. Profit Sharing Plan (the "Plan") has sold 4,983 shares, leaving 7,017 unsold shares (the "Remaining Shares"). Neither the Plan nor the Registrant intends to sell any of the Remaining Shares pursuant to the Registration Statement. Accordingly, the Registrant hereby deregisters all of the Remaining Shares, but does not otherwise amend the Registration Statement.

                                  Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
      The following Exhibits are filed as part of this Post
Effective Amendment No. 1 to the Registration Statement:

(24) Powers of Attorney of David C. Farrell, Jerome T. Loeb, Richard L. Battram, Eugene S. Kahn, Anthony J. Torcasio, Edward H. Meyer, Russell E. Palmer, Michael R. Quinlan, William P. Stiritz, Robert D. Storey and Murray L. Weidenbaum*

24(a) Power of Attorney of John L. Dunham.



______________________________

*Previously filed with Form S-8 Registration Statement No. 333-
02127.

                                SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 10th day of July, 1997.

                            THE MAY DEPARTMENT STORES COMPANY

                            By:/s/Richard A. Brickson
                                Name: Richard A. Brickson
                                Title: Secretary

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature            Title                        Date

David C. Farrell*    Director, Chairman of the    July 10, 1997
David C. Farrell     Board and Chief Executive
                     Officer

Jerome T. Loeb*      Director and President       July 10, 1997
Jerome T. Loeb

Richard L. Battram*  Director and Executive       July 10, 1997
Richard L. Battram   Vice Chairman

John L. Dunham*      Chief Financial Officer      July 10, 1997
John L. Dunham

Eugene S. Kahn*      Director and Vice Chairman   July 10, 1997
Eugene S. Kahn

Anthony J. Torcasio* Director and President and   July 10, 1997
Anthony J. Torcasio  Chief Executive Officer -
                     May Merchandising Company

Edward H. Meyer*     Director                     July 10, 1997
Edward H. Meyer

Russell E. Palmer*   Director                     July 10, 1997
Russell E. Palmer

Michael R. Quinlan*  Director                     July 10, 1997
Michael R. Quinlan

William P. Stiritz*  Director                     July 10, 1997
William P. Stiritz

Robert D. Storey*    Director                          July 10, 1997
Robert D. Storey

Murray L. Weidenbaum*Director                     July 10, 1997
Murray L. Weidenbaum


*By: /s/Richard A. Brickson
      Richard A. Brickson
      Attorney-in-Fact


       The Plan. Pursuant to the requirements of the Securities Act, the Profit Sharing Plan Committee of the Payless ShoeSource, Inc. Profit Sharing Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on the 10th day of July, 1997.

             Payless ShoeSource, Inc. Profit Sharing Plan


             By: /s/Jeffrey A. Long
                    Jeffrey A. Long, Member
                    Profit Sharing Plan Committee


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                 Title                    Date

/s/Ronald A. Cooperman    Member, Profit Sharing   July 10, 1997
Ronald A. Cooperman       Plan Committee


/s/Jeffrey A. Long        Member, Profit Sharing   July 10, 1997
Jeffrey A. Long           Plan Committee


/s/Jed L. Norden          Member, Profit Sharing   July 10, 1997
Jed L. Norden             Plan Committee

/s/Ullrich E. Porzig      Member, Profit Sharing   July 10, 1997
Ullrich E. Porzig         Plan Committee


/s/William J. Rainey      Member, Profit Sharing   July 10, 1997
William J. Rainey         Plan Committee

EXHIBIT INDEX

(24)  Powers of Attorney of David C. Farrell, Jerome T. Loeb,
      Richard L. Battram, Eugene S. Kahn, Anthony     J. Torcasio,
      Edward H. Meyer, Russell E. Palmer, Michael R. Quinlan,
      William P. Stiritz, Robert D.                   Storey and Murray L.
      Weidenbaum*

24(a) Power of Attorney of John L. Dunham.



______________________________

*Previously filed with Form S-8 Registration Statement No. 333-
02127.

                               EXHIBIT 24(a)

                             POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to the Payless ShoeSource, Inc. Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

      Dated this 26th day of June, 1997.



                                       /s/John L. Dunham
                                                      John L. Dunham





















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